EXHIBIT 10.1

DEBT SETTLEMENT AGREEMENT AND RELEASE

This DEBT SETTLEMENT AGREEMENT AND RELEASE (this “Agreement”) is dated July 10, 2024 (the “Effective Date”), by and between _________________ (each a “Holder” and collectively, “Holders”), and Recruiter.com Group, Inc., a Nevada corporation (“RCRT” or the “Company”). RCRT and the Holders may be referred to herein as the “Parties.”

R E C I T A L S:

WHEREAS, the Holder is the beneficial owner of a promissory note, originally issued to Calvary Fund L.P. pursuant to that certain Securities Purchase Agreement dated as of August 17, 2022 and the Securities Purchase Agreement dated as of August 30, 2022 (collectively, the “Purchase Agreements”) in the original principal amount, of ______________ (collectively, the “Notes”) and assigned to the following persons (the “Initial Assignees”) in the following percentages (including both principal and accrued interest) as of February 12, 2024, pursuant to that certain Assignment Agreement, dated such date, between __________ and the Initial Assignees, ________, of which approximately [*] principal remains outstanding on the date hereof.

WHEREAS, the Holders and RCRT desire to make an issuance of shares of its common stock in exchange for the settlement, cancellation and termination of all obligations and rights under the Notes and under the Purchase Agreements, including the payment of any penalties and interest and any other obligations under the Notes, accrued and owing under the Notes and the Purchase Agreements (collectively, the “Note Obligations”) and a release of all claims related thereto by Holder, as provided herein.

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual promises, covenants, and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows

1. Settlement of the Note Obligations.

1.1 As full and complete settlement of all Note Obligations and in consideration for the fulfillment of the covenants and promises set forth herein, RCRT agrees to issue to Holders the amount of [*] shares of common stock (the “Shares”) of RCRT (the “Settlement Payment”).

1.2 Upon the issuance to Holder of the Settlement Payment, all Note Obligations shall be deemed fully satisfied and paid in full and the Note and the Purchase Agreement shall terminate immediately thereon. The date and time that the Settlement Payment is delivered to the Holder (the “Closing Date”) shall be on or about August 15, 2024, or such other date as is mutually agreed upon by the Parties. Holders The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the Parties.

1.2 The Parties expressly acknowledge and agree that the Settlement Payment (a) is the result of good faith negotiations conducted by and between the Parties; (b) resolves all claims by Holder relating to the Note Obligations; and (c) constitutes fair and reasonable consideration for the general release of claims set forth below. Holder shall be solely responsible for any federal, state and local taxes due on the Settlement Payment, and specifically agrees to indemnify and hold RCRT harmless for any claims involving federal, state or local taxes resulting from such responsibility.

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2. General Release and Waiver

2.1 Except as expressly set forth in this Agreement, for and in consideration of the mutual covenants set forth herein, which are hereby excluded from and survive this general release and waiver, each Holder, on his own behalf, and on behalf of his respective grantees, agents, spouses, children, beneficiaries, successors, attorneys, heirs, devisees, trustees, assigns, attorneys, entities in which Holder has an interest, and any other person claiming through or on behalf of him (collectively, the “Releasing Parties”), hereby fully, irrevocably and unconditionally releases, acquits, and discharges RCRT and each of its direct or indirect parents, wholly or majority- owned subsidiaries, affiliated and related entities, predecessors, successors and assigns, partners, privities, and any of its present and former directors, officers, employees, consultants, shareholders, partners, agents, alter egos, representatives, attorneys, accountants, insurers, receivers, heirs, executors, administrators, conservators, and all persons acting by, through, under or in concert with it, or any of them (collectively “Released Parties”) from all manner of actions, causes of action, complaints, claims, demands, liens, suits, obligations, controversies, contracts, agreements, promises, charges, penalties, losses, debts, costs, attorneys’ fees, expenses, damages, judgments, orders, and liabilities of whatever kind, whether in law or in equity, now known or unknown, suspected or unsuspected, fixed or contingent, and whether or not concealed, latent or hidden, which have existed or may have existed, or which do exist or which hereafter can, shall, or may exist, whether contractual, common law, statutory, federal, state, or otherwise, which Holder or any of the Releasing Parties have or could have against RCRT or the Released Parties relating to any matters of any kind arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including but not limited to, the Notes, the Purchase Agreements or the Note Obligations (collectively, the “Released Claims”) or relating to . Holder and the Releasing Parties hereby acknowledge and agree that, except as expressly set forth in this Agreement, the Released Parties have no other liabilities or obligations, of any kind or nature, owed to the Releasing Parties, in connection with or relating to the Released Claims or otherwise.

2.2 Each Holder, on behalf of himself, as well as the Releasing Parties, expressly acknowledges that the releases provided in this Agreement are intended to include in their effect, without limitation, any and all claims, complaints, charges or suits, including those claims, complaints, charges or suits which he does not know or suspect to exist in his favor at the time of execution hereof, which if known or suspected, could materially affect his decision to execute this Agreement. This Agreement contemplates the extinguishment of any such claims, complaints, charges or suits and Holder hereby expressly and knowingly waives and relinquishes any and all rights that he has or might have relating to the Released Claims under California Civil Code §1542 (and under other statutes or common law principles of similar effect) which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Holder acknowledges that he may hereafter discover facts different from, or in addition to, those which he now believes to be true with respect to the Released Claims above. On his own behalf and on behalf of the Releasing Parties, Holder agrees that the foregoing release and waiver shall be and remain effective in all respects notwithstanding such different or additional facts or discovery thereof, and that this Agreement contemplates the extinguishment of all such Released Claims. By executing this Agreement, Holder acknowledges the following: (a) he is represented by counsel; (b) he has read and fully understands the provisions of California Civil Code §1542; and (c) he has been specifically advised by his counsel of the consequences of the above waiver and this Agreement generally. Holder acknowledges and agrees that this waiver is an essential and material term of this release and the settlement that underlies it and that without such waiver the Agreement would not have been accepted.

3. Representations and Warranties of RCRT. RCRT hereby represents and warrants to the Holder as of the date hereof and the date of the Closing, as follows:

3.1 Authorization. The execution, delivery and performance by RCRT of this Agreement and the performance of all of RCRT’s obligations hereunder have been duly authorized by all necessary corporate action, and this Agreement has been duly executed and delivered by RCRT.

3.2 No Conflicts. The execution and performance of the transactions contemplated by this Agreement and compliance with its provisions by RCRT will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, its Certificate of Incorporation or Bylaws or any agreement to which RCRT is a party or by which it or any of its properties is bound.

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3.3 Binding Obligation. Assuming the due execution and delivery of this Agreement, this Agreement constitutes the valid and binding obligation of RCRT, enforceable against RCRT in accordance with its terms, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors’ rights and (ii) to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

4. Representations and Warranties of the Holder. The Holder hereby represents and warrants to RCRT as of the date hereof and the date of the Closing, as follows:

4.1 Total Indebtedness. The Note Obligations constitutes the total outstanding indebtedness with respect to the Notes, including principal, interest, and penalties to the date hereof and costs

4.2 Authorization. The Holder has not conveyed, transferred or assigned any portion of the Note Obligations to any third party. The Holder has full power and authority to enter into this Agreement, to accept the Shares in full and final satisfaction of the Note Obligations, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes a valid and legally binding obligation of each of the Holders, enforceable in accordance with their respective terms.

4.3 No Third Party Rights. No third party has any right to payment of all or any portion of the Note Obligations.

4.4 No Other Claims. The Holder has no claims or potential claims against the Company on account of any matter whatsoever, other than the Note Obligations

4.5 Approvals. If the Holder is a corporation or legal entity other than an individual, all necessary corporate or other action has been taken by the Holder to approve this Agreement.

4.6 No Conflicts. The execution and performance of the transactions contemplated by this Agreement and compliance with its provisions by the Holder will not conflict with or result in any breach of any of the terms, conditions, or provisions of any agreement to which the Holder is a party or by which the Holder or the Holder’s assets or properties is bound.

4.7 Binding Obligation. Assuming the due execution and delivery of this Agreement, this Agreement constitutes the valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms.

4.8 Investment Representations. the Company is relying on exemptions from registration and prospectus requirements of applicable securities laws in the United States to issue the Shares to the Holder.

(a) This Agreement is made in reliance upon the Holder’s representation to RCRT, which by its acceptance hereof Holder hereby confirms, that the Shares to be received by it will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting participation in, or otherwise distributing the same, but subject nevertheless to any requirement of law that the disposition of its property shall at all times be within its control.

(b) The Holder understands that the Shares are not registered under the Securities Act of 1933, as amended (the “1933 Act”), on the basis that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the 1933 Act pursuant to Section 4(a)(2) thereof, and that RCRT’s reliance on such exemption is predicated on the Holder’s representations set forth herein. The Holder realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Holder has in mind merely acquiring Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Holder does not have any such intention. Holder will seek its own independent legal advice regarding such resale restrictions imposed on the Shares.

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(c) The Holder represents and warrants to the Company that it is an “accredited investor” within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect and, for the purpose of Section 25102(f) of the California Corporations Code, he or she is excluded from the count of “purchasers” pursuant to Rule 260.102.13 thereunder.

5. Conditions Precedent to the Obligations of the Holder. The Holder’s obligations to effect the Closing is conditioned upon the fulfillment of each of the following events:

5.1 Representations and Warranties. The representations and warranties of RCRT contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date.

5.2 Performance. RCRT shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

5.3 Shareholder Approval: RCRT shall have obtained the approval of its shareholders of this Agreement.

6. Conditions Precedent to the Obligations of RCRT. RCRT’s obligations to effect the Closing is conditioned upon the fulfillment of each of the following events:

6.1 Representations and Warranties. The representations and warranties of the Holder contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date.

6.2 Performance. The Holder shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing, including the delivery of an Accredited Investor Questionnaire.

7. Miscellaneous.

7.1 No Third Party Beneficiaries. Other than as expressly set forth herein, this Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

7.2 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

7.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada (without regard to conflict of laws).

7.5 No Waiver/Amendments. Any waiver by any party to this Agreement of any provision of this Agreement shall not be construed as a waiver of any other provision of this Agreement, nor shall such waiver be construed as a waiver of such provision respecting any future event or circumstance. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both the Holder and RCRT.

7.6 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

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7.7 Costs. Each party will bear the costs and expenses incurred by it in connection with this Agreement and the transaction contemplated thereby.

7.8 Survival of Terms. All representations, warranties and covenants contained in this Agreement or in any certificates or other instruments delivered by or on behalf of the parties hereto shall be continuous and survive the execution of this Agreement and the Closing.

7.9 Assignment. RCRT may not assign this Agreement. This Agreement will be binding upon RCRT and its successors and will inure to the benefit of the Holder and its successors and assigns and may be assigned by the Holder to anyone of its choosing without Company’s approval.

7.10 Notices. Notices hereunder shall be given only by personal delivery, registered or certified mail, return receipt requested, overnight courier service, or telex, telegram, facsimile or other form of electronic mail and shall be deemed transmitted when personally delivered or deposited in the mail or delivered to a courier service or a carrier for electronic transmittal or electronically transmitted by facsimile (as the case may be), postage or charges prepaid, and properly addressed to the particular party to whom the notice is to be sent at the address on the signature page hereto (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto).

7.11 Headings. The headings used in this Agreement are for convenience only and shall not by themselves determine the interpretation, construction or meaning of this Agreement.

7.12 Attorneys’ Fees and Costs. In the event any party to this Agreement shall be required to initiate legal proceedings to enforce performance of any term or condition of this Agreement, including, but not limited to, the interpretation of any term or provision hereof, the payment of moneys or the enjoining of any action prohibited hereunder, the prevailing party shall be entitled to recover such sums in addition to any other damages or compensation received, as will reimburse the prevailing party for reasonable attorneys’ fees and court costs incurred on account thereof (including, without limitation, the costs of any appeal) notwithstanding the nature of the claim or cause of action asserted by the prevailing party.

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IN WITNESS WHEREOF, the Holder and RCRT have caused this Agreement to be executed as of the date first above written.

RECRUITER.COM GROUP, INC.:

By:
Name: Granger Whitelaw Chief Executive Officer

HOLDER:

By:
Name: [*]

HOLDER:

By:
Name: [*]

HOLDER:

By:
Name: [*]

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